Auditor’s consent

We hereby consent to the incorporation by reference in this registration statement on Form F-7 of Burcon NutraScience Corporation (“Burcon”) of our report dated June 21, 2017 relating to the financial statements of Burcon, which appears in Exhibit 99.2 of Burcon’s Annual Report on Form 20-F/A.

(signed) "PricewaterhouseCoopers LLP"

Chartered Professional Accountants

January 5, 2018

PricewaterhouseCoopers LLP
PricewaterhouseCoopers Place, 250 Howe Street, Suite 1400, Vancouver, British Columbia, Canada V6C 3S7
T: +1 604 806 7000, F: +1 604 806 7806, www.pwc.com/ca

“PwC” refers to PricewaterhouseCoopers LLP, an Ontario limited liability partnership.